Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-268150) of Global Net Lease, Inc. of our report dated July 6, 2023 relating to the combined financial statements of Global Net Lease Advisors, LLC, Necessity Retail Advisors, LLC, Global Net Lease Properties, LLC, and Necessity Retail Properties, LLC, which appears in this Current Report on Form 8-K.

/s/ Mazars USA LLP

Fort Washington, Pennsylvania
September 12, 2023